SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 22, 2005

Adolor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-30039	31-1429198
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Pennsylvania Drive, Exton, PA	19341
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 595-1500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 22, 2005, the Board of Directors of the Adolor Corporation (the “Company”) promoted Dr. James E. Barrett to the position of Senior Vice President, Chief Scientific Officer and President, Research and designated him as a principal executive officer. Effective February 22, 2005, Dr. Barrett will report directly to Bruce A. Peacock, the Company’s Chief Executive Officer.

Dr. Barrett, who is 62 years old, joined the Company in August 2004 as its Chief Scientific Officer and President, Research. From 2003 to June 2004, he was President, Research and Development at Memory Pharmaceuticals, a biopharmaceutical company focused on developing innovative drugs for the treatment of debilitating central nervous system (CNS) disorders, where he oversaw all exploratory, discovery, preclinical and clinical research and development activities for the company. From 2002 to 2003, Dr. Barrett was Senior Vice President, Research and Development at Memory Pharmaceuticals. From 1995 to 2002, he was the Vice President, Neuroscience Discovery Research, at Wyeth. From 1992 to 1995, he was the director, central nervous system division at Lederle Laboratories. Dr. Barrett earned his Ph.D. in Psychology and Neurobiology from Pennsylvania State University and B.A. from the University of Maryland.

Dr. Barrett will continue to serve pursuant to a Letter Agreement, dated June 26, 2004 (the “Letter Agreement”), between the Company and Dr. Barrett. Pursuant to the Letter Agreement, Dr. Barrett will be paid an annual base salary which in 2004 was $328,500 per year and which is reviewed annually and will be eligible to participate in the Company’s cash incentive compensation program with a bonus target of 30% of his annual base salary. Dr. Barrett will also be eligible to participate in the Company’s stock option program. The Letter Agreement does not contain any fixed term and provides that it is terminable by either party at any time upon written notice. In the event that Dr. Barrett resigns for good reason or is terminated by the Company without cause or in connection with a change in control (all as defined in the Letter Agreement), he will be entitled to be paid, in twelve monthly installments, a payment in gross amount equal to his annual base salary and the bonus amount paid to him for the prior year. He will also be entitled to the continuation of benefits for twelve months and will be entitled to exercise all of his equity interests in the Company that have vested up through the date of termination during the period one year following the date of termination. The Letter Agreement was filed as Exhibit 10.6 to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2004 and is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ADOLOR CORPORATION

By:	/s/ Michael R. Dougherty
Name:	Michael R. Dougherty
Title:	Senior Vice President, Chief Operating Officer and Chief Financial Officer

Dated: February 23, 2005